Exhibit 99.1

ArrowMark Financial Corp. Reports Third Quarter 2022 Results

DENVER, November 9, 2022– ArrowMark Financial Corp. (Nasdaq: BANX) (“ArrowMark Financial” or the “Company”), an investment company registered with the Securities and Exchange Commission (“SEC”), today announced results for the third fiscal quarter ended September 30, 2022.

Third Quarter 2022 Investment Highlights:

•	Invested approximately $17.9 million in four investments

•	Realized proceeds of approximately $10.4 million from the sale of three investments

•	Realized proceeds from partial paydowns of $4.5 million from seven investments

A complete listing of investments as of the end of the quarter can be found on the Company’s website at ir.arrowmarkfinancialcorp.com, under SEC filings.

The estimated annualized yield generated by the invested portfolio as of September 30, 2022 (excluding cash and cash equivalents) was approximately 11.85%, up 174 basis points from 10.11% in the prior quarter.

Third Quarter 2022 Financial Results

Net investment income was $3.3 million or $0.46 per share, comprised of $5.3 million in gross income and $2.0 million of expenses. The Company also reported a net realized and unrealized loss on investments of ($0.27) per share. Net Assets at quarter end were $147.3 million. The Company’s Net Asset Value was $20.74 per share, down ($0.20) from the prior quarter.

In the third quarter, the Company paid a regular cash distribution of $0.39 per share which was paid on September 29, 2022, to shareholders of record at the close of business on September 22, 2022.

The Company had $62.3 million outstanding on its $70.0 million credit facility at the quarter end, which represents approximately 29% of total assets. According to regulated investment company rules, the Company may borrow only up to 33.3% of its total assets.

Portfolio and Investment Summary

During the quarter, the Company invested a total of $17.9 million in four bank-related regulatory relief capital investments. The Company received total proceeds of approximately $14.9 million, including $10.4 million from the sale of three investments, and $4.5 million from partial paydowns from seven investments.

Quarterly Conference Call

ArrowMark Financial will host a webcast and conference call on November 9, 2022, at 5:00 pm Eastern time. The call will include a presentation hosted by Chairman & CEO, Sanjai Bhonsle, President, Dana Staggs, and Chief Financial Officer, Patrick J. Farrell. There will be no open Q&A session. All questions can be immediately addressed by calling ArrowMark Financial’s Investor Relations at 212-468-5441 or emailing investorrelations@arrowmarkfinancialcorp.com to schedule a meeting with the management.

The conference call can be accessed by dialing 1-844-826-3035 for domestic callers or 1-412-317-5195 for international callers. Participants may also access the call via live webcast by visiting ArrowMark Financial’s investor relations website at ir.arrowmarkfinancialcorp.com. To listen to a live broadcast, go to the website at least 15 minutes prior to the scheduled start time to register, download and install any necessary audio software.  A replay will be available shortly after the call and be available through midnight (Eastern Time) on November 23, 2022. The replay can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-

6671 for international callers. The passcode for the replay is 10171795. The archive of the webcast will be available on the Company’s website for a limited time.

About ArrowMark Financial Corp.

ArrowMark Financial is an SEC registered non-diversified, closed-end management investment company listed on the NASDAQ Global Select Market under the symbol “BANX.” Its investment objective is to provide stockholders with current income. ArrowMark Financial is managed by ArrowMark Asset Management, LLC. The Company’s website can be found at ir.arrowmarkfinancialcorp.com.

Disclaimer and Risk Factors:

There is no assurance that ArrowMark Financial will achieve its investment objective. ArrowMark Financial is subject to numerous risks, including investment and market risks, management risk, income and interest rate risks, banking industry risks, preferred stock risk, convertible securities risk, debt securities risk, liquidity risk, valuation risk, leverage risk, non-diversification risk, credit and counterparty risks, market at a discount from net asset value risk and market disruption risk. Shares of closed-end investment companies may trade above (a premium) or below (a discount) their net asset value. Shares of ArrowMark Financial may not be appropriate for all investors. Investors should review and consider carefully ArrowMark Financial’s investment objective, risks, charges and expenses. Past performance does not guarantee future results.

The Annual Report, Semi-Annual Report and other regulatory filings of the Company with the SEC are accessible on the SEC’s website at www.sec.gov and on the Company’s website at ir.arrowmarkfinancialcorp.com.

CONTACT: Investor Contact:

Julie Muraco

212-468-5441

ARROWMARK FINANCIAL CORP.

Statement of Assets and Liabilities (unaudited)

	September 30, 2022	June 30, 2022
Assets
Investments in securities, at fair value cost: $209,448,494 and $207,554,612 respectively)	$193,181,830	$197,055,807
Interest and dividends receivable	12,225,520	2,894,419
Foreign cash (cost: $21,298 and $23,338 respectively)	21,418	22,443
Cash	5,297,472	127,284
Unrealized appreciation on forward currency exchange contracts	35,701	—
Prepaid assets	1,494,260	1,535,171
Total assets	212,256,201	201,635,124

Liabilities
Loan payable	62,300,000	51,500,000
Investment advisory fee payable	930,951	877,992
Loan interest payable	296,986	33,990
Unrealized depreciation on forward currency exchange contracts	1,202,041	399,809
Accrued expenses payable	199,614	162,644
Total liabilities	64,929,592	52,974,435
Net Assets	$147,326,609	$148,660,689

Net Assets consist of:
Common stock at par ($0.001 per share)	$7,103	$7,101
Paid-in-Capital	156,724,166	156,696,147
Total distributable earnings / (loss)	(9,404,660)	(8,042,559)
Net Assets	$147,326,609	$148,660,689

Net Asset Value Per Share:
Common Stock Shares Outstanding	7,102,626	7,101,054
Net asset value per common share	$20.74	$20.94
Market price per share	$17.26	$19.20
Market price premium/(discount) to net asset value per share	-16.78%	-8.31%

ARROWMARK FINANCIAL CORP.

Statement of Operations (unaudited)

	For The Three Months Ended September 30, 2022	For The Three Months Ended June 30, 2022
Investment Income
Interest	$5,130,810	$4,713,141
Dividends	146,258	259,077
Origination fee income	32,278	32,127
Other income (service fees and due diligence fees)	38,768	32,238
Total Investment Income	5,348,114	5,036,583

Expenses
Investment advisory fees	930,951	877,992
Interest expense	652,189	486,112
Directors’ fees	104,052	125,152
Transfer agent, custodian fees and administrator fees	73,159	82,364
Bank administration fees	76,504	51,772
Professional fees	79,313	148,450
Investor relations fees	31,205	29,080
Insurance expense	18,148	17,951
Valuation fees	15,152	69,988
Miscellaneous fees (proxy, rating agency, etc.)	92,165	89,309
Total expenses	2,072,838	1,978,170
Net Investment Income	3,275,276	3,058,413

Realized and Unrealized Gain / (Loss) on Investments and Foreign Currency Transactions
Net realized gain / (loss) on investments	(110,240)	(808,687)
Net realized gain from forward foreign currency contracts	4,983,569	3,540,799
Net realized gain / (loss) from foreign currency translations	(184,231)	(226,172)
Net change in net unrealized appreciation / (depreciation) on investments	(5,767,859)	(6,714,234)
Net change in unrealized appreciation / (depreciation) on forward currency contracts	(766,531)	313,406
Net change in unrealized appreciation / (depreciation) on foreign currency translations	(22,674)	(9,092)
Net realized and unrealized gain/(loss) on investments, forward foreign currency contracts and foreign currency translations	(1,867,966)	(3,903,980)

Net Increase/(Decrease) in Net Assets Resulting From Operations	$1,407,310	$(845,567)

ARROWMARK FINANCIAL CORP.

Financial Highlights (unaudited)

For The Three Months Ended September 30, 2022
Per Share Operating Performance
Net Asset Value, beginning of period	$20.94
Net investment income(1)	0.46
Net realized and unrealized gain (loss) on investments	(0.27)
Total from investment operations	0.19

Less distributions to shareholders
From net investment income	(0.39)
Total distributions	(0.39)

Net asset value, end of period	$20.74
Per share market value, end of period	$17.26

Total Investment Return (2)
Based on market value	-8.14%
Based on net asset value	1.21%

Ratios and Supplemental Data
Net assets, end of period (in millions)	$147.3
Ratios (as a percentage to average net assets):
Expenses before waivers(3)(4)*	5.55%
Expenses after waivers(5)*	5.55%
Net investment income(6)*	8.77%
Portfolio turnover rate**	9%

Revolving Credit Agreement
Total revolving credit agreement outstanding (000’s)	$62,300
Asset coverage per $1,000 for revolving credit agreement(7)	3,365

(1)	Based on the average shares outstanding during quarter.
(2)	Reflects reinvestment of distributions at the price obtained under the Dividend Reinvestment Plan. Total return does not include sales load and offering expenses and are not annualized.
(3)	Excluding interest expense, the ratio would have been 3.80%.
(4)	Ratio of expenses before waivers to average managed assets equals 4.05%.
(5)	Ratio of expenses after waivers to average managed assets equals 4.05%.
(6)	Ratio of net investment income to average managed assets equals 6.39%.
(7)	Calculated by subtracting the Company’s total liabilities (excluding the loan) from the Company’s total assets and dividing the amount by the loan outstanding in 000’s.
*	Annualized
**	Not-annualized